UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Address of principal executive offices)

(+65) 6518-9382

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of the Annual Meeting of Stockholders

Society Pass Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on December 20, 2022.  An aggregate of 44,913,609 votes, or 72.8% of the Company’s 61,660,843 votes that were eligible to vote on each matter that came before the Annual Meeting, based on the record date of October 21, 2022 for the Annual Meeting, were present or voted at the Annual Meeting, constituting a quorum.

The following proposals were voted upon at the Annual Meeting, with the results of such voting as set forth below. The proposals are described in greater detail in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on December 1, 2022 (the “Proxy Statement”).

Proposal No. 1: To reelect each of Dennis Nguyen, Tan Bien Kiat, Jeremy Miller, Linda Cutler and John Mackay

Nominee	For	Against
Dennis Nguyen	44,675,471	238,138
Tan Bien Kiat	44,764,274	149,335
Jeremy Miller	44,699,005	214,604
Linda Cutler	44,433,121	480,488
John Mackay	44,434,719	478,890

Proposal No. 2: To approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 4,000,000 common shares.

For	Against	Abstain
44,023,003	856,498	34,108

Proposal No. 3: To ratify the appointment of Onestop Assurance PAC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and until the next annual meeting of stockholders.

For	Against	Abstain
44,721,328	152,752	39,529

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Dennis Nguyen
	Name:	Dennis Nguyen
	Title:	Chief Executive Officer

Date: December 27, 2022

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